GRAPHIC PACKAGING INTERNATIONAL, INC.

SECOND AMENDMENT TO THE
GRAPHIC PACKAGING INTERNATIONAL, INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN

The undersigned, being all the members of the Board of Directors of Graphic Packaging International, Inc., a Delaware corporation (the "Plan Sponsor") hereby make this amendment to the Graphic Packaging International, Inc. Non-Qualified Deferred Compensation Plan (the "Plan").

W I T N E S S E T H :

WHEREAS, the Plan Sponsor adopted and maintains the Graphic Packaging International, Inc. Non-Qualified Deferred Compensation Plan (the "Plan") which consists of the Adoption Agreement and Base Document and was effective as of July 1 , 2011 ;

WHEREAS, the Plan Sponsor reserves the right pursuant to section 1 0.1 of the Base Document to amend the Plan;

WHEREAS, pursuant to the terms of an employment letter to Walter McMann of May 17, 2013, the Employer provided for Employer Contributions, other than a Matching Contribution, as permitted under Section 5.0 l (b) of the Adoption Agreement, for such individual; and

WHEREAS, the Employer wishes to amend the Plan documents to reflect the time and form of distribution and vesting schedule applicable to such Employer Contributions pursuant to the employment letter, and to contemplate additional such Employer Contributions.

NOW, THEREFORE, the Employer hereby amends the Adoption Agreement of the Plan, as follows:

1. The following language shall be added to the end of Section 6.01 (b) of the Adoption Agreement:

"Notwithstanding the foregoing provisions of this Section 6.0 l (b):

Any Employer Contribution, other than a Matching Contribution, granted to Walter McMann effective as of May 17, 2013 (or thereafter), will be distributed in the form of a lump sum upon Separation from Service plus 6 months (as described in Section
6.0 1 (b)(iv) above), subject to the Distribution Election Change provisions of Section 9.2 of the Base Plan and Section 6.0 l (g) of the Adoption Agreement.

Effective as of November 1, 2013, with respect to any Employer Contribution, other than a Matching Contribution, made thereafter by the Employer, the Employer may, in its discretion, designate a time and form of distribution that is different from that selected by the Participant pursuant to Section 6.0 l(b) of the Adoption Agreement; provided, that such time and form of distribution is designated at the time such Employer Contribution is granted. Additionally, with respect to any Employer Contribution, other than a Matching Contribution, with respect to which no Participant election has been made pursuant to this Section 6.0l (b) and the Employer has not designated a time and form of distribution pursuant to the preceding sentence, such Employer Contribution shall be distributed in the form of a lump sum upon Separation from Service plus 6 months (as described in Section 6.0 l (b)(iv) above)."

2. The following language shall be added to the end of Section 7.0l(b) of the Adoption Agreement:

"Notwithstanding the foregoing provisions of this Section 7.0l(b):

Any Employer Contribution, other than a Matching Contribution, granted to Walter McMann effective as of May 17, 2013 (or thereafter), will vest 100% after completion of one Year of Service from the date of such grant.

Effective as of December 30, 2013, the Employer may, in its discretion, designate a separate vesting schedule that is different from that set forth above in this Section 7.01(b) for any Employer Contribution , other than a Matching Contribution ; provided, that such vesting schedule is established at the time such Employer Contribution is granted."

IN WITNESS WHEREOF, the undersigned, being all the members of the Board of Directors of the Plan Sponsor, have caused this Second Amendment to be executed on December 30, 2013.

GRAPHIC PACKAGING INTERNATIONAL, INC.

By: /s/ David W. Scheible
David W. Scheible

By: /s/ Daniel J. Blount
Daniel J. Blount

By: /s/ Stephen A. Hellrung
Stephen A. Hellrung